Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly, the correct answers are as follows...

					 	 A	B	C	Institutional

72. DD) Total income distributions
7.Floating Rate Strategies Fund			8,633	n/a	2,744	11,458
5.High Yield Fund				4,966	160	643	1,199
2.Investment Grade Bond Fund			3,408	120	654	3
9.Macro Opportunities Fund			12,523	n/a	4,768	17,292
6.Municipal Income Fund				2,042	n/a	49	137
8.Total Return Bond Fund			4,199	n/a	481	3,074

72. EE) Total capital gains distributions
7.Floating Rate Strategies Fund			133	n/a	76	201
5.High Yield Fund				1,585	53	231	428
2.Investment Grade Bond Fund			n/a	n/a	n/a	n/a
9.Macro Opportunities Fund			502	n/a	204	604
6.Municipal Income Fund				n/a	n/a	n/a	n/a
8.Total Return Bond Fund			124	n/a	15	95

73. A)  Total income distribution pershare
7.Floating Rate Strategies Fund			1.3680	n/a	1.1689	1.4306
5.High Yield Fund				0.9009	0.9418	0.8048	0.7986
2.Investment Grade Bond Fund			0.6808	0.5206	0.5206	0.4524
9.Macro Opportunities Fund			1.4300	n/a	1.2363	1.5198
6.Municipal Income Fund				0.3755	n/a	0.2862	0.4075
8.Total Return Bond Fund			1.2258	n/a	1.0165	1.3172

73. B) Total capital gains distribution pershare
7.Floating Rate Strategies Fund			0.0602	n/a	0.0602	0.0602
5.High Yield Fund				0.2939	0.2939	0.2939	0.2939
2.Investment Grade Bond Fund			n/a	n/a	n/a	n/a
9.Macro Opportunities Fund			0.1175	n/a	0.1175	0.1175
6.Municipal Income Fund				n/a	n/a	n/a	n/a
8.Total Return Bond Fund			0.0434	n/a	0.0434	0.0434

74.U) Shares outstanding
7.Floating Rate Strategies Fund			14,214	n/a	4,533	17,188
5.High Yield Fund				5,944	144	792	1,926
2.Investment Grade Bond Fund			4,697	172	1,008	10
9.Macro Opportunities Fund			12,723	n/a	6,205	15,820
6.Municipal Income Fund				4,353	n/a	129	547
8.Total Return Bond Fund			2,841	n/a	598	2,990

74. V) Net asset value pershare
7.Floating Rate Strategies Fund			$26.62	$n/a	$26.60	$26.64
5.High Yield Fund				$11.85	$11.77	$11.95	$9.74
2.Investment Grade Bond Fund			$17.81	$17.73	$17.73	$17.80
9.Macro Opportunities Fund			$26.31	$n/a	$26.29	$26.34
6.Municipal Income Fund				$11.59	$n/a	$11.59	$11.60
8.Total Return Bond Fund			$26.16	$n/a	$26.16	$26.19